UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WTW	NASDAQ Global Select Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2023, Willis Towers Watson Public Limited Company (the “Company”) held its 2023 Annual General Meeting of Shareholders (the “2023 AGM”). Proxies for the 2023 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 96,717,333 ordinary shares (representing approximately 90.8% of 106,465,898 ordinary shares outstanding and entitled to vote as of March 20, 2023, the record date for the 2023 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2023 AGM. As described below, the Company’s shareholders approved each of the proposals considered at the 2023 AGM.

The shareholders elected each of the director nominees, who are named in the table below, to serve as directors effective as of the date of the 2023 AGM until the next annual general meeting of shareholders or until his/her successor is elected and qualified. The table below sets forth the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Dame Inga Beale	91,005,986	2,315,463	168,301	3,227,583
Fumbi Chima	92,013,209	1,280,663	195,878	3,227,583
Stephen Chipman	93,158,992	163,430	167,328	3,227,583
Michael Hammond	92,800.446	565,373	123,931	3,227,583
Carl Hess	92,873,386	516,535	99,829	3,227,583
Jacqueline Hunt	92,865,880	458,351	165,519	3,227,583
Paul Reilly	92,678,807	644,791	166,152	3,227,583
Michelle Swanback	91,978,776	1,319,872	191,102	3,227,583
Paul Thomas	92,371,086	1,021,558	97,106	3,227,583
Fredric Tomczyk	92,859,786	461,809	168,155	3,227,583

The shareholders ratified, on an advisory, non-binding basis, the selection of (i) Deloitte & Touche LLP to audit the Company’s financial statements and (ii) Deloitte Ireland LLP to audit the Company’s Irish Statutory Accounts, and authorized, in a binding vote, the Company’s Board of Directors, acting through the Audit and Risk Committee, to fix the independent auditors’ remuneration. Of the shares voted, 95,660,955 voted in favor, 984,336 voted against and 72,042 abstained.

The shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2023 AGM in accordance with the U.S. Securities and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and the related tables and disclosure. Of the shares voted, 90,409,702 voted in favor, 2,968,213 voted against, 111,835 abstained and there were 3,227,583 broker non-votes.

The shareholders recommended, on an advisory non-binding basis, that the advisory vote on the Company’s named executive officer compensation be held every year. Of the shares voted, 92,236,513 voted in favor of every year, 11,557 voted in favor of every two years, 1,205,837 voted in favor of every three years and 35,843 abstained. Based on the voting results and the recommendation of the Company’s Board of Directors, the Board of Directors has decided that the Company will continue to hold an annual advisory vote on the compensation of its named executive officers until the next required vote on the frequency of the executive compensation vote. The Company is required to hold votes on frequency every six years.

The shareholders approved the renewal of the directors’ existing authority to issue shares under Irish law up to approximately 20% of the Company’s issued ordinary share capital. Of the shares voted, 95,564,169 voted in favor, 1,095,950 voted against and 57,214 abstained.

The shareholders approved the renewal of the directors’ existing authority to opt out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to approximately 10% of the Company’s issued ordinary share capital. Of the shares voted, 95,991,111 voted in favor, 638,253 voted against and 87,969 abstained.

EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel